SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 4, 2006
Century Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-15752 (Commission File No.)	04-2498617 (IRS Employer Identification No.)

400 Mystic Avenue Medford, MA (Address of principal executive offices)		02155 (Zip Code)

(781) 391-4000 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
Executive Compensation: Stock Option Award Acceleration
     On December 30, 2005 the Century Bancorp, Inc. (“the Company”) accelerated the vesting of certain unvested “out-of-the-money” stock options previously awarded to Century Bank and Trust Company “Century Bank” employees pursuant to the Century Bancorp, Inc. 2000 and 2004 Employee Stock Option Plan (“the Plan”) so that they are immediately vested as of December 30, 2005. A copy of the January 4, 2006 Press Release disclosing the action taken by the Company with respect to the acceleration of unvested stock options is attached hereto as Exhibit 99.1.
     This report contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. Persons reviewing this report are cautioned not to place undue reliance on any forward-looking statements. The Company disclaims any intent obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
Item 8.01 Other Events
See Item 1.01 above.
Item 9.01 Financial Statements and Exhibits
     (c)     Exhibits
     99.1    Century Bancorp, Inc. press release dated January 4, 2006.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.
By:	/s/ Paul V. Cusick, Jr.
Paul V. Cusick, Jr.
Vice President and Treasurer

Dated: January 4, 2006